UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 863-7414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed by Newmont Mining Corporation (the “Company”) in its most recent Form 10-Q, the Company continues to evaluate development options and economic feasibility for the Hope Bay project, comparatively with other development opportunities within the Company’s wider project pipeline. Today, the Company announced care and maintenance funding for the Hope Bay project that will focus on maintaining the highest safety standards, as well as environmental and regulatory compliance for the project. Priorities in the first quarter of 2012 include ensuring regulatory compliance around water, waste and material management, while conserving spending on all non-essential expenditures, including postponing development and surface exploration activities until further evaluation of potential strategic options for the project is complete.

In connection with the Company’s regularly scheduled accounting impairment review, the approximate $1.6 billion net book value of the Hope Bay project will be subject to impairment testing, the conclusion of which will be reported in the Company’s Form 10-K, expected to be filed with the Securities and Exchange Commission on or about February 24, 2012. A write-down, should one be required, will not impact reported operating cash flows, cash balances or proven and probable reserves of the Company. The Hope Bay project was not included as part of the Company’s 2017 strategic growth plan or capital expenditure outlook for 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stephen P. Gottesfeld
Name: Stephen P. Gottesfeld
Title: Vice President, General Counsel and Secretary

Dated: January 31, 2012